For further information contact:
John W. Bordelon, Chairman of the Board, President and CEO
(337) 237-1960

Release Date:	October 18, 2022
For Immediate Release

HOME BANCORP, INC. ANNOUNCES 2022 THIRD QUARTER RESULTS AND
INCREASES QUARTERLY DIVIDEND BY 4%

Lafayette, Louisiana – Home Bancorp, Inc. (Nasdaq: “HBCP”) (the “Company”), the parent company for Home Bank, N.A. (the “Bank”) (www.home24bank.com), reported financial results for the third quarter of 2022. For the quarter, the Company reported net income of $10.4 million, or $1.28 per diluted common share (“diluted EPS”), up $2.0 million from $8.5 million, or $1.03 diluted EPS, for the second quarter of 2022. The third and second quarters of 2022 include merger expenses, net of taxes totaling $41,000 and $1.3 million, respectively, related to the acquisition of Friendswood Capital Corporation ("Friendswood"), the former holding company of Texan Bank, N.A. ("Texan Bank") of Houston, Texas, which was consummated on March 26, 2022. Income pre-tax, pre-provision and pre-PPP income totaled $14.7 million, up $4.0 million, or 37%, from the prior quarter.

“We are excited to report strong earnings and loan growth throughout our footprint for the second consecutive quarter," said John W. Bordelon, President and Chief Executive Officer of the Company and the Bank. "While maintaining a strong credit discipline, the Company’s total loans increased on a reported basis 4% from the previous quarter. Excluding PPP loans, total loans increased $83.6 million, or 15% on an annualized basis of which approximately 27% was attributable to the Houston market. We are seeing continuous success attracting new customers throughout our footprint.”

Third Quarter 2022 Highlights

~~•~~Loans totaled $2.3 billion at September 30, 2022, up $78.6 million, or 4%, from June 30, 2022. Excluding PPP loans, total organic loans were up $83.6 million, or 15% annualized, from June 30, 2022. PPP loans totaled $7.1 million at September 30, 2022, down $5.0 million, or 41%, from June 30, 2022.

•Net interest income totaled $32.0 million, up $2.7 million, or 9% from the prior quarter. Excluding PPP income, net interest income totaled $31.8 million, up $3.0 million, or 10% from the prior quarter.

•The net interest margin ("NIM") increased 35 basis points from 3.76% for the second quarter of 2022 to 4.11%. Excluding PPP, NIM increased 38 basis points during the third quarter of 2022 to 4.11%.

•The Company recorded a $1.7 million provision to the allowance for loan losses primarily due to loan growth.

•The Company repurchased 77,021 shares of its common stock during the third quarter of 2022 at an average price per share of $37.06.

Loans

Loans totaled $2.3 billion at September 30, 2022, up $78.6 million, or 4%, from June 30, 2022. PPP loans, included in commercial and industrial loans, decreased $5.0 million, or 41%, from June 30, 2022. The following table summarizes the changes in the Company’s loan portfolio, net of unearned income, from June 30, 2022 to September 30, 2022.

(dollars in thousands)	9/30/2022	6/30/2022	Increase (Decrease)
Real estate loans:
One- to four-family first mortgage	$376,028	$369,410	$6,618	2%
Home equity loans and lines	60,624	59,799	825	1
Commercial real estate	1,086,656	1,053,696	32,960	3
Construction and land	328,753	317,351	11,402	4
Multi-family residential	97,212	101,136	(3,924)	(4)
Total real estate loans	1,949,273	1,901,392	47,881	3
Other loans:
Commercial and industrial	320,900	290,157	30,743	11
Consumer	33,106	33,106	—	—
Total other loans	354,006	323,263	30,743	10
Total loans	$2,303,279	$2,224,655	$78,624	4%

The average loan yield was 5.17% for the third quarter of 2022, up 23 basis points from the second quarter of 2022. Commercial real estate, commercial and industrial and construction and land loans were the primary drivers for the loan growth during the third quarter of 2022. Commercial and industrial loan growth for the current quarter was primarily in our Acadiana, Baton Rouge and Mississippi markets. At September 30, 2022, the growth in commercial real estate and construction loans was primarily within our Houston and New Orleans markets.

Credit Quality and Allowance for Credit Losses

Nonperforming assets (“NPAs”) totaled $17.5 million, or 0.55% of total assets, at September 30, 2022, down $1.3 million, or 7%, from $18.8 million, or 0.56% of total assets, at June 30, 2022. During the third quarter of 2022, the Company recorded net loan charge-offs of $365,000, compared to net charge-offs of $439,000 during the second quarter of 2022.

The Company provisioned $1.7 million to the allowance for loan losses in the third quarter of 2022. At September 30, 2022, the allowance for loan losses totaled $27.4 million, or 1.19% of total loans, compared to $26.0 million, or 1.17% of total loans, at June 30, 2022. Excluding PPP loans, the ratios of the allowance for loan losses to total loans were 1.19% and 1.18% at September 30, 2022 and June 30, 2022, respectively. Changes in expected losses consider various factors including the changing economic activity, potential mitigating effects of governmental stimulus, the duration of the health crisis, customer specific information impacting changes in risk ratings, projected delinquencies and the impact of industry-wide loan modification efforts, among other factors.

Deposits

Total deposits were $2.7 billion at September 30, 2022, down $182.0 million, or 6%, from June 30, 2022. Non-maturity deposits decreased $145.4 million during the third quarter of 2022 to $2.4 billion. The decrease was primarily due to $40.6 million decline in public funds and $53.1 million decline in surge deposits related to three current customers. The following table summarizes the changes in the Company’s deposits from June 30, 2022 to September 30, 2022.

(dollars in thousands)	9/30/2022	6/30/2022	Increase (Decrease)
Demand deposits	$921,089	$938,531	$(17,442)	(2)%
Savings	325,594	316,974	8,620	3
Money market	452,474	483,951	(31,477)	(7)
NOW	686,592	791,692	(105,100)	(13)
Certificates of deposit	352,675	389,228	(36,553)	(9)
Total deposits	$2,738,424	$2,920,376	$(181,952)	(6)%

The average rate on interest-bearing deposits increased five basis points from 0.22% for the second quarter of 2022 to 0.27% for the third quarter of 2022. At September 30, 2022, certificates of deposit maturing within the next 12 months totaled $274.7 million.

Net Interest Income

The net interest margin ("NIM") increased 35 basis points from 3.76% for the second quarter of 2022 to 4.11% for the third quarter of 2022 primarily due to an increase in the average yield on interest-earning assets, which was partially offset with an increase in the average cost of interest-bearing liabilities. The increase in average cost of interest-bearing liabilities was primarily due to the issuance of subordinated debt on June 30, 2022. Loan income from the recognition of deferred PPP lender fees totaled $108,000 during the third quarter of 2022, down $262,000, or 71%, compared to the second quarter of 2022.

The average loan yield was 5.17% for the third quarter of 2022, up 23 basis points from the second quarter of 2022. Due to the declining balance of PPP loans, income from PPP loans did not significantly impact the average loan yield or the NIM during the third quarter of 2022. During the second quarter of 2022, PPP loans positively impacted the average loan yield by three basis points and the NIM by three basis points.

Average PPP loans were $9.4 million for the third quarter of 2022, down $6.0 million, or 39%, from the second quarter of 2022. Unrecognized PPP lender fees totaled $103,000 at September 30, 2022.

Average other interest-earning assets were $262.1 million for the third quarter of 2022, down $160.1 million, or 38%, from the second quarter of 2022 primarily due to a reallocation of certain other assets to partially fund the increases in loans and investment securities.

Loan accretion income from acquired loans totaled $846,000 for the third quarter of 2022, down $33,000, or 4% from the second quarter of 2022.

The following table summarizes the Company’s average volume and rate of its interest-earning assets and interest-bearing liabilities for the periods indicated. Taxable equivalent (“TE”) yields on investment securities have been calculated using a marginal tax rate of 21%.

	Quarter Ended
	9/30/2022			6/30/2022
(dollars in thousands)	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Interest-earning assets:
Loans receivable	$2,265,846	$29,859	5.17%	$2,190,721	$27,304	4.94%
Investment securities (TE)	532,300	2,958	2.25	475,853	2,338	1.99
Other interest-earning assets	262,127	1,447	2.19	422,265	863	0.82
Total interest-earning assets	$3,060,273	$34,264	4.41%	$3,088,839	$30,505	3.93%
Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	$1,522,350	$876	0.23%	$1,584,118	$673	0.17%

Certificates of deposit	371,925	394	0.42	406,367	430	0.42
Total interest-bearing deposits	1,894,275	1,270	0.27	1,990,485	1,103	0.22
Other borrowings	5,539	53	3.80	5,794	54	3.71
Subordinated debt	$53,943	$859	6.32%	774	—	—
FHLB advances	24,977	105	1.68	25,426	107	1.69
Total interest-bearing liabilities	$1,978,734	$2,287	0.46%	$2,022,479	$1,264	0.25%
Net interest spread (TE)			3.95%			3.68%
Net interest margin (TE)			4.11%			3.76%

Noninterest Income

Noninterest income for the third quarter of 2022 totaled $3.5 million, down $212,000, or 6%, from the second quarter of 2022. A decrease in net gain on sale of loans of $186,000, or 70% from the second quarter was the primary reason for the decline in noninterest income for the third quarter of 2022.

Noninterest Expense

Noninterest expense for the third quarter of 2022 totaled $20.7 million, down $1.0 million, or 5%, from the second quarter of 2022. The decrease was related primarily to a reduction in merger expenses related to the acquisition of Friendswood, which was partially offset by an increase in compensation and benefits expense, primarily reflecting the growth of the Bank. Noninterest expense for the third quarter of 2022 and the second quarter of 2022 include $60,000 and $1.6 million, respectively, of merger expenses related to the acquisition of Friendswood.

Capital

At September 30, 2022, shareholders’ equity totaled $316.7 million, down $12.5 million, or 4%, compared to $329.1 million at June 30, 2022. The decrease was primarily due to the Company’s accumulated other comprehensive loss on available for sale investment securities during the third quarter of 2022, which was partially offset by the Company's earnings. The market value of the Company's available for sale securities at September 30, 2022 declined $25.1 million, or 73% compared to $34.5 million at June 30, 2022. Preliminary Tier 1 leverage capital and total risk-based capital ratios were 9.76% and 13.50%, respectively, at September 30, 2022, compared to 9.30% and 13.74%, respectively, at June 30, 2022.

Dividend and Share Repurchases

The Company announced that its Board of Directors increased its quarterly cash dividend on shares of its common stock to $0.24 per share payable on November 10, 2022, to shareholders of record as of October 31, 2022.

The Company repurchased 77,021 shares of its common stock during the third quarter of 2022 at an average price per share of $37.06. An additional 197,033 shares remain eligible for purchase under the 2021 Repurchase Plan. The book value per share and tangible book value per share of the Company’s common stock was $38.27 and $27.66, respectively, at September 30, 2022.

Non-GAAP Reconciliation

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). The Company's management uses this non-GAAP financial information in its analysis of the Company's performance. In this news release, information is included which excludes intangible assets, PPP loans and certain acquisition related metrics. Management believes the presentation of this non-GAAP financial information provides useful information that is helpful to a full understanding of the Company’s financial position and operating results. This non-GAAP financial information should not be viewed as a substitute for financial information determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP financial information presented by other companies. A reconciliation on non-GAAP information included herein to GAAP is presented below.

	Quarter Ended
(dollars in thousands, except per share data)	9/30/2022	6/30/2022	9/30/2021
Reported net income	$10,434	$8,461	$15,059
Add: Core deposit intangible amortization, net tax	358	359	230
Non-GAAP tangible income	$10,792	$8,820	$15,289

Reported loan income	$29,859	$27,304	$27,045
Less: PPP loan income	132	402	4,742
Loan income excluding PPP loan income	$29,727	$26,902	$22,303

Loan yield	5.17%	4.94%	5.60%
(Positive) negative impact of PPP loans	—	(0.03)	(0.60)
Loan yield excluding PPP loans	5.17%	4.91%	5.00%

Net interest margin	4.11%	3.76%	4.16%
(Positive) negative impact of PPP loans	—	(0.03)	(0.52)
Net interest margin excluding PPP loans	4.11%	3.73%	3.64%

Total assets	$3,167,666	$3,362,216	$2,763,466
Less: Intangible assets	87,839	88,309	62,229
Non-GAAP tangible assets	$3,079,827	$3,273,907	$2,701,237

Total shareholders’ equity	$316,656	$329,124	$344,149
Less: Intangible assets	87,839	88,309	62,229
Non-GAAP tangible shareholders’ equity	$228,817	$240,815	$281,920

Total loans	$2,303,279	$2,224,655	$1,875,176
Less: PPP loans	7,094	12,083	95,560
Organic loan portfolio	$2,296,185	$2,212,572	$1,779,616

Reported net income	$10,434	$8,461	$15,059
Add: Provision (reversal) for loan losses	1,696	591	(2,385)
Add: Provision for credit losses on unfunded commitments	146	—	—
Add: Income tax expense	2,598	2,110	3,412
Pre-tax, pre-provision income	$14,874	$11,162	$16,086
Less: PPP income	132	402	4,742
Pre-tax, pre-provision, pre- PPP income	$14,742	$10,760	$11,344

	Quarter Ended
(dollars in thousands, except per share data)	9/30/2022	6/30/2022	9/30/2021

Allowance for loan losses to total loans	1.19%	1.17%	1.29%
Less: PPP loans	—	0.01	0.07
Non-GAAP allowance for loan losses to total loans	1.19%	1.18%	1.36%

Return on average equity	12.35%	10.20%	17.46%
Add: Average intangible assets	4.99	4.23	4.22
Non-GAAP return on average tangible common equity	17.34%	14.43%	21.68%

Common equity ratio	10.00%	9.79%	12.45%
Less: Intangible assets	2.57	2.43	2.01
Non-GAAP tangible common equity ratio	7.43%	7.36%	10.44%

Book value per share	$38.27	$39.44	$40.38
Less: Intangible assets	10.61	10.58	7.30
Non-GAAP tangible book value per share	$27.66	$28.86	$33.08

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Home Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2021 describes some of these factors, including risk elements in the loan portfolio, the level of the allowance for credit losses, the impact of the COVID-19 pandemic, risks of our growth strategy, geographic concentration of our business, dependence on our management team, risks of market rates of interest and of regulation on our business and risks of competition. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)
(dollars in thousands)	9/30/2022	6/30/2022	% Change	9/30/2021
Assets
Cash and cash equivalents	$150,556	$444,151	(66)%	$413,694
Interest-bearing deposits in banks	349	349	—	349
Investment securities available for sale, at fair value	492,758	480,007	3	304,125
Investment securities held to maturity	1,080	2,086	(48)	2,110
Mortgage loans held for sale	169	1,444	(88)	3,476
Loans, net of unearned income	2,303,279	2,224,655	4	1,875,176
Allowance for loan losses	(27,351)	(26,020)	5	(24,149)
Total loans, net of allowance for loan losses	2,275,928	2,198,635	4	1,851,027
Office properties and equipment, net	43,685	43,979	(1)	44,331
Cash surrender value of bank-owned life insurance	46,019	40,788	13	40,142
Goodwill and core deposit intangibles	87,839	88,309	(1)	62,229
Accrued interest receivable and other assets	69,283	62,468	11	41,983
Total Assets	$3,167,666	$3,362,216	(6)	$2,763,466

Liabilities
Deposits	$2,738,424	$2,920,376	(6)%	$2,365,717
Other Borrowings	5,539	5,539	—	5,539
Subordinated debt, net of issuance cost	53,958	53,926	—	—
Federal Home Loan Bank advances	24,816	25,307	(2)	26,430
Accrued interest payable and other liabilities	28,273	27,944	1	21,631
Total Liabilities	2,851,010	3,033,092	(6)	2,419,317

Shareholders' Equity
Common stock	83	84	(1)%	85
Additional paid-in capital	164,024	164,177	—	164,316
Common stock acquired by benefit plans	(2,150)	(2,240)	4	(2,513)
Retained earnings	197,553	191,114	3	180,327
Accumulated other comprehensive (loss) income	(42,854)	(24,011)	(78)	1,934
Total Shareholders' Equity	316,656	329,124	(4)	344,149
Total Liabilities and Shareholders' Equity	$3,167,666	$3,362,216	(6)	$2,763,466

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF INCOME
(Unaudited)
	Quarter Ended
(dollars in thousands, except per share data)	9/30/2022	6/30/2022	% Change	9/30/2021	% Change
Interest Income
Loans, including fees	$29,859	$27,304	9%	$27,045	10%
Investment securities	2,958	2,338	27	1,189	149
Other investments and deposits	1,447	863	68	189	666
Total interest income	34,264	30,505	12	28,423	21
Interest Expense
Deposits	1,270	1,103	15%	1,120	13%
Other borrowings	53	54	(2)	53	—
Subordinated debt expense	859	—	—	—	—
Federal Home Loan Bank advances	105	107	(2)	116	(9)
Total interest expense	2,287	1,264	81	1,289	77
Net interest income	31,977	29,241	9	27,134	18
Provision (reversal) for loan losses	1,696	591	187	(2,385)	171
Net interest income after provision (reversal) for loan losses	30,281	28,650	6	29,519	3
Noninterest Income
Service fees and charges	1,300	1,257	3%	1,260	3%
Bank card fees	1,623	1,636	(1)	1,519	7
Gain on sale of loans, net	78	264	(70)	415	(81)
Income from bank-owned life insurance	231	213	8	1,938	(88)
Gain (loss) on sale of assets, net	18	(6)	400	(3)	700
Other income	224	322	(30)	254	(12)
Total noninterest income	3,474	3,686	(6)	5,383	(35)
Noninterest Expense
Compensation and benefits	12,128	12,583	(4)%	9,809	24%
Occupancy	2,297	2,354	(2)	1,717	34
Marketing and advertising	658	648	2	399	65
Data processing and communication	2,284	2,533	(10)	2,118	8
Professional fees	331	475	(30)	234	41
Forms, printing and supplies	185	253	(27)	158	17
Franchise and shares tax	633	391	62	360	76
Regulatory fees	467	698	(33)	301	55
Foreclosed assets, net	101	(10)	1110	74	36
Amortization of acquisition intangible	453	454	—	291	56
Provision for credit losses on unfunded commitments	146	—	—	—	—
Other expenses	1,040	1,386	(25)	970	7
Total noninterest expense	20,723	21,765	(5)	16,431	26
Income before income tax expense	13,032	10,571	23	18,471	(29)
Income tax expense	2,598	2,110	23	3,412	(24)
Net income	$10,434	$8,461	23	$15,059	(31)

Earnings per share - basic	$1.29	$1.04	24%	$1.80	(28)%
Earnings per share - diluted	$1.28	$1.03	24%	$1.79	(28)%

Cash dividends declared per common share	$0.23	$0.23	—%	$0.23	—%

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY FINANCIAL INFORMATION
(Unaudited)
	Quarter Ended
(dollars in thousands, except per share data)	9/30/2022	6/30/2022	% Change	9/30/2021	% Change
EARNINGS DATA
Total interest income	$34,264	$30,505	12%	$28,423	21%
Total interest expense	2,287	1,264	81	1,289	77
Net interest income	31,977	29,241	9	27,134	18
(Reversal) provision for loan losses	1,696	591	187	(2,385)	171
Total noninterest income	3,474	3,686	(6)	5,383	(35)
Total noninterest expense	20,723	21,765	(5)	16,431	26
Income tax expense	2,598	2,110	23	3,412	(24)
Net income	$10,434	$8,461	23	$15,059	(31)

AVERAGE BALANCE SHEET DATA
Total assets	$3,265,907	$3,295,196	(1)%	$2,756,353	18%
Total interest-earning assets	3,060,273	3,088,839	(1)	2,563,981	19
Total loans	2,265,846	2,190,721	3	1,896,808	19
PPP loans	9,431	15,463	(39)	144,626	(93)
Total interest-bearing deposits	1,894,275	1,990,485	(5)	1,645,047	15
Total interest-bearing liabilities	1,978,734	2,022,479	(2)	1,677,597	18
Total deposits	2,818,318	2,906,568	(3)	2,358,086	20
Total shareholders' equity	335,053	332,640	1	342,189	(2)

PER SHARE DATA
Earnings per share - basic	$1.29	$1.04	24%	$1.80	(28)%
Earnings per share - diluted	1.28	1.03	24	1.79	(28)
Book value at period end	38.27	39.44	(3)	40.38	(5)
Tangible book value at period end	27.66	28.86	(4)	33.08	(16)
Shares outstanding at period end	8,273,334	8,344,095	(1)	8,523,473	(3)
Weighted average shares outstanding
Basic	8,089,246	8,129,340	—%	8,354,176	(3)%
Diluted	8,138,307	8,185,595	(1)	8,405,610	(3)

SELECTED RATIOS (1)
Return on average assets	1.27%	1.03%	23%	2.17%	(41)%
Return on average equity	12.35	10.20	21	17.46	(29)
Common equity ratio	10.00	9.79	2	12.45	(20)
Efficiency ratio (2)	58.45	66.10	(12)	50.53	16
Average equity to average assets	10.26	10.09	2	12.41	(17)
Tier 1 leverage capital ratio (3)	9.76	9.30	5	10.05	(3)
Total risk-based capital ratio (3)	13.50	13.74	(2)	15.60	(13)
Net interest margin (4)	4.11	3.76	9	4.16	(1)

SELECTED NON-GAAP RATIOS (1)
Tangible common equity ratio (5)	7.43%	7.36%	1%	10.44%	(29)%
Return on average tangible common equity (6)	17.34	14.43	20	21.68	(20)

(1)With the exception of end-of-period ratios, all ratios are based on average daily balances during the respective periods.
(2)The efficiency ratio represents noninterest expense as a percentage of total revenues. Total revenues is the sum of net interest income and noninterest income.
(3)Capital ratios are preliminary end-of-period ratios for the Bank only and are subject to change.
(4)Net interest margin represents net interest income as a percentage of average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 21%.
(5)Tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets. See "Non-GAAP Reconciliation" for additional information.
(6)Return on average tangible common equity is net income plus amortization of core deposit intangible, net of taxes, divided by average common shareholders' equity less average intangible assets. See "Non-GAAP Reconciliation" for additional information.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION
(Unaudited)
	9/30/2022			6/30/2022			9/30/2021
(dollars in thousands)	Originated	Acquired	Total	Originated	Acquired	Total	Originated	Acquired	Total
CREDIT QUALITY (1)
Nonaccrual loans(2)	$4,281	$12,799	$17,080	$5,332	$13,165	$18,497	$8,592	$5,896	$14,488
Accruing loans 90 days or more past due	3	—	3	8	—	8	13	—	13
Total nonperforming loans	4,284	12,799	17,083	5,340	13,165	18,505	8,605	5,896	14,501
Foreclosed assets and ORE	14	376	390	—	277	277	772	259	1,031
Total nonperforming assets	4,298	13,175	17,473	5,340	13,442	18,782	9,377	6,155	15,532
Performing troubled debt restructurings	4,686	879	5,565	3,939	1,063	5,002	3,961	1,085	5,046
Total nonperforming assets and troubled debt restructurings	$8,984	$14,054	$23,038	$9,279	$14,505	$23,784	$13,338	$7,240	$20,578

Nonperforming assets to total assets			0.55%			0.56%			0.56%
Nonperforming loans to total assets			0.54			0.55			0.52
Nonperforming loans to total loans			0.74			0.83			0.77

(1)It is our policy to cease accruing interest on loans 90 days or more past due, with certain limited exceptions. Nonperforming assets consist of nonperforming loans, foreclosed assets and surplus real estate (ORE). Foreclosed assets consist of assets acquired through foreclosure or acceptance of title in-lieu of foreclosure. ORE consists of closed or unused bank buildings.
(2)Nonaccrual loans include originated restructured loans placed on nonaccrual totaling $3.3 million, $5.3 million and $4.1 million at September 30, 2022, June 30, 2022 and September 30, 2021, respectively. Acquired restructured loans placed on nonaccrual totaled $3.2 million, $2.8 million and $3.5 million at September 30, 2022, June 30, 2022 and September 30, 2021, respectively.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION - CONTINUED
(Unaudited)
	9/30/2022			6/30/2022			9/30/2021
	Collectively Evaluated	Individually Evaluated	Total	Collectively Evaluated	Individually Evaluated	Total	Collectively Evaluated	Individually Evaluated	Total
ALLOWANCE FOR CREDIT LOSSES
One- to four-family first mortgage	$2,293	$32	$2,325	$2,158	$—	$2,158	$2,145	$—	$2,145
Home equity loans and lines	500	—	500	491	—	491	521	—	521
Commercial real estate	12,504	1,193	13,697	12,068	1,193	13,261	12,872	455	13,327
Construction and land	4,973	—	4,973	4,689	—	4,689	3,628	—	3,628
Multi-family residential	498	—	498	526	—	526	627	—	627
Commercial and industrial	4,523	188	4,711	3,654	591	4,245	2,815	435	3,250
Consumer	647	—	647	650	—	650	651	—	651
Total allowance for credit losses	$25,938	$1,413	$27,351	$24,236	$1,784	$26,020	$23,259	$890	$24,149

Unfunded lending commitments(3)	2,263	—	2,263	2,117	—	2,117	1,800	—	1,800
Total allowance for credit losses	$28,201	$1,413	$29,614	$26,353	$1,784	$28,137	$25,059	$890	$25,949

Allowance for loan losses to nonperforming assets			156.53%			138.54%			155.48%
Allowance for loan losses to nonperforming loans			160.11%			140.61%			166.53%
Allowance for loan losses to total loans			1.19%			1.17%			1.29%
Allowance for credit losses to total loans			1.29%			1.26%			1.38%

Year-to-date loan charge-offs			$1,260			$844			$1,807
Year-to-date loan recoveries			605			554			506
Year-to-date net loan charge-offs			$655			$290			$1,301
Annualized YTD net loan charge-offs to average loans			0.04%			0.03%			0.09%
(3)The allowance for unfunded lending commitments is recorded within accrued interest payable and other liabilities on the Consolidated Statements of Financial Condition.